UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2006

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32389	41-2111139
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

10172 Linn Station Road,
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

(502) 426-4800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

          On May 19, 2006, NTS Realty Holdings Limited Partnership (the “NTS Realty”) issued a press release to announce that on May 18, 2006, it completed the sale of Commonwealth Business Centers I and II, two of its business centers located in Louisville, Kentucky, to an unaffiliated Kentucky limited liability company. The Company received $7.1 million in connection with the sale. A spokesperson for the Company indicated that the Company used the proceeds from the sale to pay down its line of credit with National City Bank. The sale of Commonwealth Business Centers I and II is part of a Section 1031 exchange under the Internal Revenue Code involving the Company’s purchase of AMLI at Castle Creek and AMLI at Lake Clearwater, both of which are located in Indianapolis, Indiana.

          A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 2.01 disclosure by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A

(c)	Exhibits:
99.1	Press release of NTS Realty Holdings Limited Partnership, dated May 19, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:   NTS Realty Capital, Inc.
Its:   Managing General Partner

                /s/ Gregory A. Wells
                ——————————————
        By:  Gregory A. Wells
        Its:  Executive Vice President and CFO

        Date:  May 22, 2006

3